SIMONTACCHI & COMPANY, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

                                                          170 E. Main Street
                                                      Rockaway, New Jersey 07866
                                                         Tel: (973) 664-1140
                                                         Fax: (973) 664-1145



            Consent of Independent Registered Public Accounting Firm



Wellstar International, Inc. and Subsidiary


We hereby consent to the inclusion in the Registration Statement on Form SB-2, ("Registration Statement"), of our audit report dated September 19, 2005 relating to the consolidated financial statements as of July 31, 2005, and our report on the reviewed financial statements dated December 9, 2005 of Wellstar International Inc. and Subsidiary.

We also consent to the references to us under the caption "Experts" in the Registration.



Simontacchi & Company, LLP
Rockaway, New Jersey

December 13, 2005